CERITIFICATION PURSUANT TO 18 USC SECTION 1350

In connection with this Annualy Report on Form 10-KSB, I Marlen L. Roepke Sole Officer and Director of this Registrant Company, hereby certifiy, to the best of our knowledge and belief:

(1)   This reporth fully complies with with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in this reprot fairly presents, in all material aspects, the financial condition and results of operations of this Registrant Company.

Dated: March 31, 2003

/S/Marlen L. Roepke
Marlen L. Roepke
president/director